Exhibit 2.1

Delaware Page 1 The First State ,a,TellDeYaW.aBhLLi Ct ,aSeCDe6ADYai 1aS6A6eai 1a65eaS6A6eai la 7eLAWADe,a7i a5eDeBYaCeD6 1Ya65eaA66AC5e7a SaAa6DheaA87aCi DDeC6a Ci OYai 1a65eaCeD6 1 CA6eai laNtDueD,aW5 C5aNtDueSn "AGH MERGER SUB, INC.", A DELAWARE CORPORATION, WITH AND INTO "DPW HOLDINGS, INC." UNDER THE NAME OF "AULT GROBAL HOLDINGS, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE ON THE EIGHTH DAY OF JANUARY, A.D. 2021, AT 5:31 O'CLOCK P.M. AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE NINETEENTH DAY OF JANUARY, A.D. 2021 AT 12:01 O'CLOCK A.M. M Authentication: 202260470 SR# 20210066177 Date: 01-11-21 You may verify this certificate online at corp.delaware.gov/authver.shtml State of Delaware Secretary of State Division of Corporations Delivered 05:31 PM 01/08/2021 FILED 05:31 PM 01/08/2021 CERTIFICATE OF OWNERSHIP AND MERGER SR 20210066177 - File Number merging AGH MERGER SUB, INC., a Delaware Corporation, with and into DPW HOLDINGS, INC., a Delaware corporation (Pursuant to Section 253 of the General Corporation Law of the State of Delaware) DPW Holdings, Inc., a Delaware corporation (the "Corporation"), does hereby certify to the following facts relating to the merger (the "Merger") of AGH Merger Sub, Inc., a Delaware corporation (the "Subsidiary"), with and into the Corporation, with the Corporation remaining as the surviving corporation under the name of Ault Global Holdings, Inc.: FIRST: The Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware (the "DGCL"). The Subsidiary is incorporated pursuant to the DGCL. SECOND: The Corporation owns all of the outstanding shares of common stock, par value $0.001 per share, of the Subsidiary. THIRD: The Board of Directors of the Corporation, by resolutions duly adopted by the Board of Directors by written consent on January 7, 2021, determined to merge the Subsidiary with and into the Corporation pursuant to Section 253 of the DGCL, which resolutions are in the following words: "WHEREAS, the Corporation owns all of the issued and outstanding capital stock of AGH Merger Sub, Inc., a Delaware corporation (the "Subsidiary"), and has determined it to be in the best interests of the Corporation and its stockholders to merge the Subsidiary with and into the Company in a statutory short form merger (the "Name Change Merger") in connection with which the name of the Corporation shall be changed to "Ault Global Holdings, Inc." pursuant to the Agreement and Plan of Merger (the "Name Change Merger Agreement" and the related Certificate of Ownership and Merger (the "Name Change Certificate of Merger") in accordance with the provisions of Section 253 of the Delaware General Corporation Law, in which the Corporation will be the surviving corporation of such Name Change Merger. NOW, THEREFORE, BE IT RESOLVED, that the Name Change Merger is hereby adopted and approved in all respects, and it is further; RESOLVED, that the terms and conditions, and the execution, delivery and performance, of the Name Change Merger Agreement and the Name Change Certificate of Merger be, and the same hereby are, adopted and approved in all respects, and the Name Change Merger, the Name Change Certificate of Merger, the other transactions contemplated by the Name Change Merger Agreement, and all other actions or matters necessary or appropriate to give effect to the foregoing be, and the same hereby are, adopted and approved in all respects; and that the Corporation's Chief Executive Officer, President and Executive Vice President (the "Authorized Officers") be, and each of them acting singly hereby is, authorized, empowered and directed, for and on behalf of the Corporation and in its name, to execute, acknowledge and deliver the Name Change Merger Agreement and the Name Change Certificate of Merger, such execution and delivery to be conclusive evidence that such Name Change Merger Agreement and the Name Change Certificate of Merger so executed and delivered, and the transactions contemplated thereby, are authorized by this resolution, and it is further RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized to execute and deliver any and all other documents as may be required to carry out the resolutions herein, including, but not limited to, certificates, affidavits, application, notices, and any document (including exhibits or schedules) pursuant thereto or to be delivered therewith (collectively, with the Name Change Merger Agreement and the Name Change Certificate of Merger, the "Name Change Merger Related Documents"), such approvals to be conclusively evidenced by the execution, delivery or indication thereof, and it is further; RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized to take or cause to be taken any and all other action, including, without limitation, the execution, acknowledgement, filing, amendment and delivery of any and all papers, agreements, documents, instruments and certificates, as such officer may deem necessary or advisable to carry out and perform the obligations of the Corporation in connection with the transactions contemplated by the Name Change Merger and the Name Change Merger Related Documents including, but not limited to, any actions required in coordination with any governmental entity, and to otherwise carry out the purposes and intent of the foregoing resolutions; the performance of any such acts and the execution, acknowledgement, filing and delivery by such officer of any such papers, agreements, documents, instruments and certificates shall conclusively evidence their authority therefor, and it is further; RESOLVED, that that all actions, executions, and delivery of documents instruments and agreements taken by any officer of the Corporation prior to this date relating to the purpose and intent of the foregoing resolution be, and they hereby are, in all respects approved, ratified, confirmed and adopted as the official acts and deeds of the Corporation, and it is further; RESOLVED, that this unanimous written consent may be executed in one or more counterparts may be delivered to the Corporation by facsimile or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, and it is further; RESOLVED, that the Secretary or any Assistant Secretary or any other officer of this Corporation, be, and hereby is, authorized to certify as to the adoption of any or all of the foregoing resolutions." Such resolutions have not been modified or rescinded and are in full force and effect on the date hereof. FOURTH: The Corporation shall be the surviving corporation. FIFTH: The Certificate of Incorporation of the Corporation as in effect immediately prior to the effective time of the Merger shall be the certificate of incorporation of the surviving corporation, except that the text of paragraph 1 thereof shall be deleted in its entirety and replaced by substituting in lieu of said paragraph 1 the following new paragraph 1 as follows: "1. The name of the corporation is Ault Global Holdings, Inc. (hereinafter, the "Corporation")." SIXTH: The Merger shall become effective at 12:01 am Eastern Time on January 19, 2021. [Signature page follows.] IN WITNESS WHEREOF, the Corporation has caused this Certificate of Ownership and Merger to be executed by its duly authorized officer this 7th day of January, 2021. DPW HOLDINGS, INC. By: /s/ Milton C. Ault, III Name: Milton C. Ault, III Title: Chief Executive Officer